Exhibit 99.1

SELECT BANCORP, INC.

IMPORTANT SPECIAL MEETING INFORMATION 000004

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DESIGNATION (IF ANY)
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Admission Ticket

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on Monday, December 11, 2017.

Vote by Internet

- Go to **www.investorvote.com/SLCT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A **Proposals — The Board of Directors recommends a vote FOR each of the proposals listed.**

	For	Against	Abstain
1. **Merger Proposal.** Proposal to approve the Agreement and Plan of Merger and Reorganization dated July 20, 2017, or the merger agreement, by and among Select Bancorp, Inc., Select Bank & Trust Company, Premara Financial, Inc. ("Premara"), and Carolina Premier Bank pursuant to which Premara will merge with and into Select Bancorp, Inc., and Select Bancorp, Inc. will issue shares of its common stock pursuant to the terms of the merger agreement, as more particularly described in the accompanying joint proxy statement/prospectus.	☐	☐	☐
2. **Adjournment Proposal.** Proposal to authorize management to adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement.	☐	☐	☐

B **Non-Voting Items**

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C **Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2017 Special Meeting Admission Ticket 2017 Special Meeting of Select Bancorp, Inc. Shareholders Tuesday, December 12, 2017, 10:00 a.m. Eastern Time 700 West Cumberland Street, Dunn, NC 28334 Upon arrival, please present this admission ticket and photo identification at the registration desk. Special Meeting Materials are available on-line at: www.investorvote.com/SLCT IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Revocable Proxy — Select Bancorp, Inc. Special Meeting of Shareholders December 12, 2017, 10:00 a.m. Appointment of Proxy Solicited by Board of Directors for Special Meeting The undersigned hereby appoints Carlie C. McLamb, Jr., Sharon L. Raynor and J. Gary Ciccone, (the “Proxies”), or any of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Select Bancorp, Inc., Dunn, North Carolina (the “Corporation”) held of record by the undersigned on October 26, 2017, at the Special Meeting of Shareholders of the Corporation to be held at its main office located at 700 West Cumberland Street, Dunn, North Carolina, at 10:00 a.m. on December 12, 2017, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as directed herein. In the absence of any instructions, the Proxies will vote such shares “FOR” Proposal 1 and “FOR” Proposal 2. On such other matters as may properly come before the Special Meeting, the Proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment. (Items to be voted appear on reverse side.)